Exhibit 10.1

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN OMITTED PURSUANT TO ITEM 601(B)(10)(IV) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE THEY BOTH ARE NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED. THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS [***].

SECURITIES REPURCHASE AGREEMENT

This SECURITIES REPURCHASE AGREEMENT (this “Agreement”), dated as of September 2, 2022, is entered into by and among ReneSola Singapore Pte. Ltd., an exempt private company limited by shares incorporated with limited liability under the laws of Singapore (the “Seller”) and ReneSola Ltd, a British Virgin Islands company (the “Company”, together with the Seller, the “Parties” and each, a “Party”).

W I T N E S E T H:

WHEREAS, as of the date hereof, the Seller owns, beneficially and legally of record, 4,050,000 ADSs and 90,000,000 shares with no par value per share (the “Shares”), in the Company;

WHEREAS, the Seller desires to sell, convey, transfer and assign to the Company, and the Company desires to repurchase, acquire and accept from the Seller, the Repurchased Shares, upon the terms and subject to the conditions set forth herein; and

WHEREAS, certain terms used in this Agreement are defined in Section 1.1.

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter contained, the parties hereto hereby covenant and agree as follows:

Article I
DEFINITIONS

Section 1.1      Certain Definitions. For purposes of this Agreement, the following terms shall have the meanings specified in this Section 1.1:

“ADSs” means American Depositary Shares, each representing ten Shares.

“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract, as trustee or executor, or otherwise; and for the purposes of this Agreement, Affiliate of the Seller shall also include Mr. Li, each of the relatives (including brother-in-laws and nephews) family members of Mr. Li and each director appointed by Mr. Li to the board of the Company pursuant to the terms and conditions of the Investor Rights Agreement.

“Business Day” means any weekday that the banks in the British Virgin Islands, Singapore, the Hong Kong S.A.R., the People’s Republic of China, and the United States of America are generally open for business.

“Confidential Information” means any and all information, in any form or medium, written or oral, concerning or relating to the Company or its subsidiaries (whether prepared by the Company, its subsidiaries, representatives or otherwise, and irrespective of the form or means of communication and whether it is labeled or otherwise identified as confidential), including all oral and written information relating to financial statements, projections, evaluations, plans, programs, customers, suppliers, facilities, equipment and other assets, products, processes, manufacturing, marketing, research and development, trade secrets, know-how, patent applications that have not been published, technology and other confidential information and intellectual property of the Company or its subsidiaries. In addition, “Confidential Information” shall be deemed to include all notes, analyses, studies, interpretations, memoranda and other documents, material or reports (in any form or medium) prepared by or on behalf of the Seller or its Affiliates or their respective representatives that contain, reflect or are based upon, in whole or part, the information of the Company or its subsidiaries.

“Contract” means any written servicing agreement, management agreement, remarketing agreement, support services agreement, purchase agreement, loan agreement, indenture, letter of credit (including related letter of credit applications and reimbursement obligations), mortgage, security agreement, pledge agreement, deed of trust, bond, note, guarantee, surety obligation, warranty agreement, license, franchise agreement, power of attorney, purchase order, sales order, lease or endorsement agreement, and any other written agreement, contract, instrument, obligation, plan, offer, commitment, arrangement or understanding to which a Person is a party or by which any of its properties or assets may be bound or affected, in each case as amended, supplemented, waived or otherwise modified.

“Governmental Body” means any government or governmental, quasi-governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, or local, or any agency, board, bureau, instrumentality or authority thereof, or any court, arbitrator, tribunal or other public body, including any tax authority, foreign exchange administration and securities regulatory commission.

“Investor Rights Agreement” means that certain Investor Rights Agreement, dated October 2, 2019, by and among the Company, the Seller, Shah Capital Opportunity Fund LP and certain other parties named therein.

“Law” means any federal, state, local or foreign law, statute, code, ordinance, rule or regulation having the force of law, declaration or agency requirement.

“Liability” means any debt, liability, commitment, obligation, demand or assessment of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any Contract or tort based on negligence or strict liability).

“Lien” means any lien, pledge, mortgage, security interest, charge, claim, lease, option, easement, servitude, right of first refusal, right of first offer or other restrictive covenant or agreement, voting trust or agreement, transfer restriction (other than transfer restrictions arising under applicable federal, state or foreign statutory Laws) or other similar restriction or encumbrance.

“Loss” means any and all claims, causes of action, actions, proceedings, suits, judgments, Liens, executions, including reasonable costs, expenses, losses or liabilities incurred by an indemnified person in defending (whether successfully or otherwise) any civil proceedings in any court or before any Governmental Body.

“Mr. Li” means Mr. Li Xianshou, the sole shareholder of the Seller.

“NYSE” means the New York Stock Exchange.

“Order” means any order, injunction, judgment, decree, ruling, writ, assessment or arbitration award of a Governmental Body.

“Organizational Documents” means: (i) with respect to any corporation, its articles or certificate of incorporation and by-laws, (ii) with respect to any limited liability company, the limited liability company or operating agreement and articles of organization or articles or certificate of formation of a limited liability company and (iii) with respect to any other type of entity, its organizational or constituent documents.

“Permits” means any approvals, authorizations, consents, licenses, permits, clearances, qualifications or certificates of a Governmental Body or self-regulatory organization.

“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

“PRC” means the People’s Republic of China.

“Repurchased Shares” means an aggregate of 70,000,000 Shares owned by the Seller as of the date hereof.

“Separation Agreement” means the separation agreement to be entered into by and between Crystal (Xinhan) Li and ReneSola Shanghai Ltd. (上海瑞能信息技术有限公司) on or prior to the Closing, which shall be in form to the satisfaction of the parties thereto.

“Termination Agreement” means the termination agreement to be entered into by and among the parties named under the Investor Rights Agreement on or prior to the Closing, which shall be in the form and substance as attached hereto as Exhibit A.

Section 1.2      Terms Defined Elsewhere in this Agreement. For purposes of this Agreement, the following terms have meanings set forth in the Sections indicated:

Term	Section
Agreement	Preamble
Closing	3.1
Closing Date	3.1
Company	Preamble
Company Documents	5.2
Company Released Matter	6.5
Deposit Agreement	6.3(a)
Depository	3.2(b)
Exchange Act	5.3
HKIAC	7.5
HKIAC Rules	7.5
Lock-up Period	6.2(a)
Lock-up Shares	6.2(a)
Party or Parties	Preamble
Repurchase Amount	2.1
Resale Restriction Termination Date	6.3(b)
Seller	Preamble
Seller Documents	4.2
Seller Released Matters	6.4
Shares	Recitals
Transfer	6.2(a)

Section 1.3      Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

(a)          Dollars. Any reference in this Agreement to US$ shall mean United States dollars.

(b)         Schedules. All Schedules attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  Disclosure of any item in a Schedule shall be deemed to be disclosure made with respect to each other Schedule to which the relevance of such disclosure is readily apparent on its face.  Disclosure of any item on any Schedule shall not constitute an admission or indication that such item or matter is material or would have a material adverse effect on the ability of the Seller to perform its obligations under this Agreement or to consummate the transactions hereby. No disclosure on a Schedule relating to a possible breach or violation of any Contract, Law, Permit or Order shall be construed as an admission or indication that a breach or violation exists or has actually occurred. Any capitalized terms used in any Schedule, but not otherwise defined therein, shall be defined as set forth in this Agreement.

(c)          Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

(d)         Headings and Captions. The division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any “Section” or “Article” are to the corresponding Section or Article of this Agreement unless otherwise specified.

(e)         Herein. The words such as “herein,” “hereinafter,” “hereof,” and “hereunder” refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

(f)          Including. The word “including” or any variation thereof means (unless the context of its usage otherwise requires) “including, without limitation” and shall not be construed to limit any general statement that it follows to the specific or similar items or matters immediately following it.

(g)         Documents. References to any Contract or other document, including this Agreement, include references to such Contract or document as it may be amended, supplemented, replaced or restated from time to time in accordance with its terms and subject to compliance with any applicable restrictions or requirements set forth therein.

(h)         Interpretation. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

Article II
REPURCHASE AND SALE; REPURCHASE AMOUNT

Section 2.1      Repurchase and Sale of the Repurchased Shares. At the Closing, on the terms and subject to the conditions set forth in this Agreement, the Seller shall sell, convey, transfer and assign to the Company, and the Company shall repurchase, acquire and accept from the Seller, all of the Seller’s legal and beneficial right, title and interest in and to the Repurchased Shares at the per share price of US$0.60, for an aggregate repurchase price of US$42,000,000.00 (the “Repurchase Amount”).

Section 2.2      Payment of the Repurchase Amount. At the Closing, the Company shall pay to the Seller an aggregate cash amount equal to the Repurchase Amount by wire transfer of immediately available funds to the account or accounts designated by the Seller.

Article III
CLOSING; TERMINATION

Section 3.1      Closing Date. The consummation of the purchase and sale of the Repurchased Shares as provided in Article II (the “Closing”) shall take place remotely (or at such other place as the parties hereto may designate) within three (3) Business Days after exchange of documents required in Section 3.2 and Section 3.3, unless another time, date or place is agreed to by the parties hereto (the “Closing Date”).

Section 3.2      Deliveries by the Company. At the Closing, the Company shall deliver, or caused to be delivered, to the Seller the following:

(a)         evidence that the Repurchase Amount has been paid to the Seller (in the form of MT103 or other bank wiring screenshot) in accordance with Section 2.2;

(b)         an executed counterpart by the Company and Shah Capital Opportunity Fund LP to the Termination Agreement;

(c)          an executed counterpart by ReneSola Shanghai Ltd. to the Separation Agreement;

(d)         an executed closing certificate issued by a director of the Company certifying that (i) the representations and warranties of the Company set forth in Article V are true and correct in all respects as of the hereof and as of the Closing Date, and (ii) no provision of any applicable Law or order from any Governmental Body is in effect prohibiting the consummation of the transactions contemplated hereby and there is no pending legal proceeding by any Governmental Body which would reasonably be expected to result in the issuance of any such order; and

(e)          such other documents and instruments necessary to consummate the transactions contemplated by this Agreement upon the terms and conditions set forth in this Agreement, all of which shall be in form and substance reasonably satisfactory to the Seller.

Section 3.3      Deliveries by the Seller. At the Closing, the Seller shall, against the deliveries by the Company under Section 3.2, deliver, or cause to be delivered, to the Company the following:

(a)         executed Board resolutions and shareholder’s resolutions of the Seller approving the transactions contemplated under this Agreement and the Termination Agreement;

(b)         one or more receipts acknowledging payment of the Repurchase Amount by the Company;

(c)         (i) an executed instruction letter by the Seller pursuant to which by the registered office provider of the Company is instructed to transfer the Repurchased Shares to the Company or any other person or account designated by the Company, and (ii) an executed instrument of transfer by the Seller or such other documents and instruments necessary to transfer to the Company such number of Repurchased Shares, to the extent required by the Company’s registered office provider;

(d)         an executed closing certificate issued by a director of the Seller certifying that (i) the representations and warranties of the Seller set forth in Article IV are true and correct in all respects as of the hereof and as of the Closing Date, and (ii) no provision of any applicable Law or order from any Governmental Body is in effect prohibiting the consummation of the transactions contemplated hereby and there is no pending legal proceeding by any Governmental Body which would reasonably be expected to result in the issuance of any such order;

(e)         an executed counterpart by the Seller, Mr. Li and Champion Era Enterprises Limited to the Termination Agreement;

(f)          an executed documents evidencing the termination of any voting proxy arrangement with respect to all the ADS and Shares beneficially owned by the Seller or its Affiliates in form reasonably satisfactory to the Company;

(g)         an executed counterpart by Crystal (Xinhan) Li to the Separation Agreement;

(h)         an executed resignation letter by each of Crystal (Xinhan) Li and Maggie (Yuanyuan) Ma pursuant to which such person resigns from the board of directors of the Company in form reasonably satisfactory to the Company; and

(i)          such other documents and instruments necessary to consummate the transactions contemplated by this Agreement upon the terms and conditions set forth in this Agreement, all of which shall be in form and substance reasonably satisfactory to the Company.

Section 3.4      Termination. This Agreement may be terminated by either the Company or the Seller by delivering a written notice to the other Party pursuant to Section 7.6 at any time prior to the Closing if the Closing shall not have been consummated on or before 11:59 p.m. (Hong Kong time) on the fourth (4th) Business Day after the date hereof, or such later date as mutually agreed by the Parties hereto; provided that the right to terminate this Agreement pursuant to this Section 3.4 shall not be available to any Party whose failure to fulfill any of its obligations under this Agreement has been a cause of, or resulted in, the failure to consummate the Closing by such date. For the avoidance of doubt, neither the Company nor the Seller may terminate this agreement after the Closing without the written consent of the other Party.

Article IV
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller represents and warrants to the Company as of the date hereof and as of the Closing Date as follows:

Section 4.1      Organization and Good Standing. The Seller is duly incorporated, validly existing and in good standing under the Laws of Singapore. The Seller is duly qualified or authorized to conduct its business and is in good standing under the Laws of each jurisdiction where such qualification is required.

Section 4.2      Authorization and Enforceability of Agreement. The Seller has the full legal right and all requisite power and authority to execute and deliver this Agreement and each Contract, document or certificate contemplated by this Agreement or to be executed and delivered in connection with the consummation of the transactions contemplated by this Agreement (the “Seller Documents”) and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Seller of this Agreement and the Seller Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of the Seller and no additional corporate or shareholder authorization or consent is or will be required in connection with the execution, delivery and performance by the Seller of this Agreement or the Seller Documents or the consummation of the transactions contemplated hereby and thereby. This Agreement and each of the Seller Documents have been duly executed and delivered by the Seller, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement and the Seller Documents constitute valid and binding obligations of the Seller, enforceable against the Seller in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and to general principles of equity.

Section 4.3      Ownership of the Repurchased Shares.

(a)         The Seller is and shall be on the Closing Date the sole record and beneficial owner and holder of, and has good and valid title to, the Repurchased Shares free and clear of any Liens (other than Liens in favor of the Company or created by or on behalf of the Company). The sale and delivery of the Repurchased Shares as contemplated by this Agreement are not subject to any preemptive right, right of first refusal or other right or restriction other than those contemplated under the Investor Rights Agreement, and neither the Seller nor Mr. Li is a party to any voting trust, proxy or other Contract with respect to the voting or transfer of the Repurchased Shares and the underlying Shares that will survive the Closing Date. Upon the delivery of the Repurchased Shares pursuant to Section 2.1, the Company will acquire good and valid title to the Repurchased Shares free and clear of any Liens (other than Liens in favor of the Company or created by or on behalf of the Company).

(b)         Mr. Li is the sole record and beneficial owner and holder of, and has good and valid title to, all shares in the Seller free and clear of any Liens. Mr. Li is not a party to any voting trust, proxy or other Contract with respect to the voting or transfer of shares in the Seller that will survive the Closing Date.

Section 4.4      Conflicts; Consents of Third Parties.

(a)         None of the execution and delivery by the Seller of this Agreement or the Seller Documents, or the consummation of the transactions contemplated hereby or thereby, or compliance by the Seller with any of the provisions hereof or thereof will (i) violate the Organizational Documents of the Seller, (ii) contravene, conflict with or constitute or result in a breach or violation in any material respect of any Law, Order or Permit applicable to the Seller or its or his assets or by which Seller is bound, (iii) contravene, conflict with, breach or violate, constitute a default under, or result in or permit the termination or cancellation (whether after the giving of notice or the lapse of time or both) of any rights or obligations, or result in a loss of any benefit or imposition of any penalties, under any Contract to which the Seller is a party or by which its properties or assets are subject or bound or (iv) result in the creation of or imposition of any Liens (other than Liens created by or on behalf of the Company) on the Repurchased Shares.

(b)         No consent, waiver, approval, Order, Permit or authorization of, or filing with, or notification to, any Governmental Body or any self-regulatory organization applicable to the Seller, is required on the part of the Seller in connection with (i) the execution and delivery of this Agreement, the Seller Documents and any other Contracts to be executed and delivered in connection with the transactions contemplated hereby and thereby, (ii) compliance by the Seller with any of the provisions hereof or thereof, or (iii) the consummation of the transactions contemplated hereby or thereby, except for any filing required with the U.S. Securities and Exchange Commission to disclose the entry into this Agreement and the transactions contemplated hereby.

Section 4.5      Financial Advisors. Except for fees and expenses which shall be paid by the Seller or any of its Affiliates, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Seller or any of its or his Affiliates who is or who might be entitled to any fee or commission or like payment from any of the parties hereto or any of their respective Affiliates in connection with the transactions contemplated hereby.

Section 4.6      Seller’s Acknowledgements.

(a)         The Seller: (i) has sufficient knowledge and expertise to evaluate the business and financial condition of the Company, its Affiliates and its subsidiaries and the merits and risks of the purchase and sale of the Repurchased Shares; (ii) has conducted its own independent investigation of such matters as is necessary for the Seller to make an informed decision with respect to purchase and sale of the Repurchased Shares, and has had the opportunity to ask questions of, and receive answers, from the Company and its officers and directors, and to obtain such additional information which the Company, its Affiliates or its subsidiaries possess or could acquire without unreasonable effort or expense, as the Seller deems necessary or appropriate, and all such questions have been answered to the Seller’s full satisfaction; (iii) has made its or his own assessment and has satisfied itself concerning relevant tax, legal and other economic considerations relevant to the purchase and sale of the Repurchased Shares; (iv) has not relied, and will not rely, upon any other party for any investigation into, assessment of, or evaluation or information with respect to the Repurchased Shares, the Company, its Affiliates, its subsidiaries or the purchase and sale of the Repurchased Shares; and (v) can bear any economic loss as a result of the purchase and sale of the Repurchased Shares. Neither such inquiries nor any other due diligence investigations conducted by the Seller or its or his advisors shall imply that the Company has made any representation or warranty in respect of the Company, its Affiliates, its subsidiaries, the Repurchased Shares or the purchase and sale of the Repurchased Shares, other than the matters set forth herein.

(b)         The Seller acknowledges and understands that the Company and its Affiliates and representatives may be in possession of material non-public information not known to such Seller. The Seller further acknowledges that such information may be indicative of a value of the Repurchased Shares that may be substantially less or substantially more than the Repurchase Amount or otherwise adverse to the Seller and that such information may be material to the Seller’s decision to sell the Repurchased Shares.

Section 4.7      No Other Representations or Warranties. Except for the representations and warranties contained in this Article IV, the Seller does not make any other express or implied representation or warranty with respect to any matter, including with respect to (i) the Seller, (ii) the Repurchased Shares, (iii) the Company or its Affiliates, or (iv) the condition, value, quality or future revenues, costs, expenditures, cash flow, results of operations, collectability of accounts receivable, financial condition, projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures or prospects that may result from the acquisition of the Repurchased Shares.

Article V
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Seller as of the date hereof and as of the Closing Date as follows:

Section 5.1      Organization and Good Standing. The Company is duly organized, validly existing and in good standing under the Laws of the British Virgin Islands. The Company is duly qualified or authorized to conduct its business and is in good standing under the Laws of each jurisdiction where such qualification is required.

Section 5.2      Authorization and Enforceability of Agreement. The Company has the full legal right and all requisite power and authority to execute and deliver this Agreement and each Contract, document or certificate contemplated by this Agreement or to be executed and delivered in connection with the consummation of the transactions contemplated by this Agreement (the “Company Documents”) and to consummate the transactions contemplated hereby and thereby. The execution and delivery by the Company of this Agreement and the Company Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized by all requisite action on the part of the Company, and no additional corporate or shareholder authorization or consent is or will be required in connection with the execution, delivery and performance by the Company of this Agreement or the Company Documents or the consummation of the transactions contemplated hereby and thereby. This Agreement has been, and each of the Company Documents will be at or prior to the Closing, duly executed and delivered by the Company, and (assuming the due authorization, execution and delivery by the other parties hereto and thereto) this Agreement constitutes, and the Company Documents when so executed and delivered will constitute, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting creditors’ rights and remedies generally, and to general principles of equity.

Section 5.3      Conflicts; Consents of Third Parties.

(a)         None of the execution and delivery by the Company of this Agreement or the Company Documents, or the consummation of the transactions contemplated hereby or thereby, or compliance by the Company with any of the provisions hereof or thereof will (i) violate the Organizational Documents of the Company, (ii) contravene, conflict with or constitute or result in a breach or violation in any material respect of any Law, Order or Permit (including, without limitation, (x) the Securities Act of 1993, as amended, and the rules and regulations thereunder, (y) the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the rules and regulations thereunder and (z) the rules and regulations of NYSE) applicable to the Company or its assets or by which the Company is bound or (iii) contravene, conflict with, breach or violate, constitute a default under, or result in or permit the termination or cancellation (whether after the giving of notice or the lapse of time or both) of any rights or obligations, or result in a loss of any benefit or imposition of any penalties, under any Contract to which the Company is a party or by which its properties or assets are subject or bound.

(b)         No consent, waiver, approval, Order, Permit or authorization of, or filing with, or notification to, any Governmental Body or any self-regulatory organization applicable to the Company, is required on the part of the Company in connection with (i) the execution and delivery of this Agreement, the Company Documents and any other Contracts to be executed and delivered in connection with the transactions contemplated hereby and thereby, (ii) compliance by the Company with any of the provisions hereof or thereof, or (iii) the consummation of the transactions contemplated hereby or thereby, except for any filing required with the U.S. Securities and Exchange Commission to disclose the entry into this Agreement and the transactions contemplated hereby.

Section 5.4      Financial Advisors. Except for fees and expenses which shall be paid by the Company or any of its Affiliates, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Affiliates who is or who might be entitled to any fee or commission or like payment from any of the parties hereto or any of their respective Affiliates in connection with the transactions contemplated hereby.

Section 5.5      No Other Representations or Warranties. Except for the representations and warranties contained in this Article V, the Company does not make any other express or implied representation or warranty with respect to any matter, including, with respect to (i) the Company, (ii) the Repurchased Shares, (iii) the Seller or its Affiliates, or (iv) the condition, value, quality or future revenues, costs, expenditures, cash flow, results of operations, collectability of accounts receivable, financial condition, projections, forecasts, estimates, plans or budgets of future revenues, expenses or expenditures or prospects that may result from the acquisition of the Repurchased Shares.

Article VI
COVENANTS

Section 6.1      Further Assurances. Each of the Seller and the Company shall use its commercially reasonable efforts to (a) take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement and (b) cause the fulfillment at the earliest practicable date of all of the conditions to their respective obligations to consummate the transactions contemplated by this Agreement.

Section 6.2      Lock-Up. The Seller agrees not to, and agrees to cause its Affiliates not to, without the prior written consent of the Company, (i) sell, offer to sell, contract or agree to sell, assign, lend, offer, encumber, donate, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any Share or ADS beneficially owned by it or him immediately after the Closing (the “Lock-up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) until ninety (90) days after the Closing Date (the “Lock-up Period”). Notwithstanding the foregoing, such restriction shall not apply to (i) any repurchase initiated by the Company, and (ii) Transfer of any Lock-up Shares to an investor that is first introduced by the Company.

Section 6.3      ADS Conversion; Legend Removal.

(a)         Upon written request of the Seller, the Company shall, as promptly as practicable (and in any event within ten (10) Business Days after such request), take all such action within its power as may be necessary or appropriate, including procuring a customary opinion of recognized U.S. counsel reasonably requested by the Bank of New York Mellon (the “Depository”), to facilitate the Seller’s deposit of Shares then held by the Seller with the Depository or its appointed custodian and, at the costs of the Seller, in exchange for a corresponding number of ADSs, in accordance with that certain amended and restated deposit agreement (the “Deposit Agreement”) by and among the Company, the Depository and certain other parties listed thereto dated as of August 26, 2011.

(b)         The Company shall (i) notify the Depositary by email not more than thirty (30) nor less than ten (10) Business Days prior to the last date of the Lock-up Period, that such date will be the date of termination of resale restrictions hereof (the “Resale Restriction Termination Date”) for the Shares held by the Seller or its Affiliates, (ii) confirm to the Depositary that to its knowledge, neither the Seller nor any of its Affiliates will be affiliates of the Company (as such term defined under Rule 144 of the Securities Act of 1933, as amended), and (iii) take all such action within its power as may be necessary or appropriate, including (x) procuring a customary opinion of a recognized U.S. counsel in accordance with the Deposit Agreement to be delivered to the Depositary on the Resale Restriction Termination Date, and (y) procuring the Depositary to cancel any restricted ADSs then outstanding and held by the Seller or its Affiliates and deliver ADSs without restrictive legends to the Seller or its Affiliates on the Resale Restriction Termination Date to replace the cancelled restricted ADSs.

(c)         The Company agrees and acknowledges that subject to compliance with applicable law, the unrestricted ADSs may be transferred by the Seller or its Affiliates on or after the Resale Restriction Termination Date freely without any further restrictions.

Section 6.4      Seller’s Release. Other than any breach of this Agreement or otherwise pursuant to this Agreement, to the fullest extent permitted by law, the Seller hereby releases and waives, and shall cause its Affiliates, its or its Affiliates’ respective current and former partners, officers, directors, employees, controlling persons, shareholders, representatives and agents to release and waive, any and all claims, causes of action, actions, proceedings, suits, judgments, Liens and executions, whether known or unknown claims and causes of action now or hereafter arising, whether in law or in equity (including attorneys’ fees), against the Company or its Affiliates or its or its Affiliates’ respective current and former partners, officers, directors, employees, controlling persons, shareholders, representatives and agents arising from, based upon or relating to (i) all matters of the Company and its subsidiaries occurred prior to the Closing, including the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of the duties, powers, authorities or discretions in his or her position related to the Company by any of the Company, its Affiliates or its or its Affiliates’ respective current and former partners, officers, directors, employees, controlling persons, shareholders, representatives and agents prior to the Closing, and (ii) any account payables by the Company and its subsidiaries to the Seller or its Affiliates other than the items listed on Exhibit B hereto (each of (i) and (ii), a “Seller Released Matter”), and further covenants not to (x) initiate or conduct any investigation against, (y) initiate any proceeding whether in court or before a Governmental Body against, (z) report to any Governmental Body against, the Company or its Affiliates or its or its Affiliates’ respective current and former partners, officers, directors, employees, controlling persons, shareholders, representatives and agents for any loss, damage or Liability arising from, based upon or relating to any Seller Released Matter.

Section 6.5      Company’s Release. Other than any breach of this Agreement or otherwise pursuant to this Agreement, to the fullest extent permitted by law, the Company hereby releases and waives, and shall cause its Affiliates, its or its Affiliates’ respective current and former partners, officers, directors, employees, controlling persons, shareholders, representatives and agents to release and waive, any and all claims, causes of action, actions, proceedings, suits, judgments, Liens and executions, whether known or unknown claims and causes of action now or hereafter arising, whether in law or in equity (including attorneys’ fees), against the Seller or its Affiliates or its or its Affiliates’ respective current and former partners, officers, directors, employees, controlling persons, representatives and agents arising from, based upon or relating to (i) all matters of the Company and its subsidiaries occurred prior to the Closing, including the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of the duties, powers, authorities or discretions in his or her position related to the Company by any of the Seller, its Affiliates or its or its Affiliates’ respective current and former partners, officers, directors, employees, controlling persons, shareholders, representatives and agents prior to the Closing, and (ii) any account payable by the Seller and its Affiliates to the Company or its Affiliates (each of (i) and (ii), a “Company Released Matter”), and further covenants not to (x) initiate or conduct any investigation against, (y) initiate any proceeding whether in court or before a Governmental Body against, (z) report to any Governmental Body against, the Seller or its Affiliates or its or its Affiliates’ respective current and former partners, officers, directors, employees, controlling persons, representatives and agents for any loss, damage or Liability arising from, based upon or relating to any Company Released Matter.

Section 6.6      Facilitation with Restructuring; Change of Registration and Record.

(a)            As promptly as practicable after the Closing (and in any event within thirty (30) days after the Closing), each of the Company and the Seller shall, and they shall cause their respective Affiliates to take all such action within its power as may be necessary or appropriate to (i) effect the resignation of any of the Seller, its Affiliates as legal representatives, directors, and officers of the Company or any of its Affiliates, (ii) complete and effectuate the change of registration or record with all applicable Governmental Body, reflecting such resignation, and (iii) notify key customers, key suppliers, joint venture partners, key distributors, key employees and creditors of the Company and its Affiliates about such resignation. Notwithstanding the foregoing, the Company and the Seller shall submit all necessary applications and/or filings to the local branches of the State Administration of Market Regulation required to effect the change of legal representatives of the PRC subsidiaries of the Company (if applicable) from the Seller or its Affiliates to parties designated by the Company within ten (10) Business Days after the Closing.

(b)            The Seller shall, and shall cause its Affiliates to use their respective best efforts to cooperate with and facilitate the Company and its subsidiaries with respect to restructuring of the PRC businesses of the Company, including providing assistance with any asset sale or internal restructuring of the Company.

Section 6.7      Compliance. The Company shall and shall cause its Affiliates to at all times to comply with all contracts and agreements binding on the Company or its Affiliates as well as applicable Laws in all material respects, including: (i) compliance with all agreements relating to its joint ventures in PRC; (ii) compliance with all tax obligations of the Company and its Affiliates; (iii) compliance with environmental and safe production Laws in the PRC, (iv) compliance with employment Laws; and (v) compliance with all applicable foreign exchange administration Laws, in each case, in all material respects.

Section 6.8      Future Cooperation. From and following the Closing, subject to same commercial conditions, including product quality, price, delivery, bankability, acceptance by the Company’s customers, warranty and past track record, which shall take into account of the then market standards, the Seller and/or a third party designated by the Seller shall be the Company’s and its Affiliates’ preferred supplier of relevant solar modules and other related products such as polysilicon, solar wafer or solar cells for an aggregate purchase volume of fifty (50) megawatts so long as the Seller or its designated third party (as applicable) provides the Company with the best price among all of its customers.

Section 6.9      Indemnity.

(a)            The Company agrees to and shall indemnify and hold the Seller, its Affiliates or its or its Affiliates’ respective current and former partners, officers, directors, employees, controlling persons, shareholders, representatives and agents harmless against any and all Losses, whether from or initiated by third parties, tax authorities or any other Governmental Body for any breach of terms (including any representations and warranties) or covenants of the Company hereunder.

(b)            The Seller agrees to and shall indemnify and hold each of the Company, its Affiliates or its or its Affiliates’ respective current and former partners, officers, directors, employees, controlling persons, shareholders, representatives and agents harmless against any and all Losses, whether from or initiated by third parties, tax authorities or any other Governmental Body for any breach of terms (including any representations and warranties) or covenants of the Seller hereunder.

(c)            Any indemnification payment pursuant to this Section 6.9 shall be limited to such amount after deducting therefrom any insurance proceeds (including the then-effective director and officer insurance policies of such indemnified person).

Article VII
MISCELLANEOUS

Section 7.1      Expenses. Except as otherwise provided in this Agreement, each party hereto shall bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other Contract, certificate and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby.

Section 7.2      Confidentiality. Each of the Parties agrees that for a period of five (5) years after the Closing Date, it shall, and it shall cause its Affiliates to, keep any Confidential Information confidential and shall not disclose any Confidential Information to any third party without prior consent of the other Parties, except that such disclosure is required in legal proceedings, subpoena, civil investigative or any other similar process.

Section 7.3      No Disparagement. Each of the Seller, the Company and their respective Affiliates agrees that for a period of five (5) years after the Closing Date, such Party shall not, and they shall cause their respective Affiliates not to, make any statement disparaging any of the other Parties, its subsidiaries or any of its officers, directors, employees, shareholders or other service providers, or any product or service offered by such Party or its subsidiaries in any manner.

Section 7.4      Entire Agreement; Amendments and Waivers. This Agreement (including the Schedules, exhibits or any ancillary documents referenced herein) and the Termination Agreement represent the entire understanding and agreement between the parties hereto and thereto with respect to the subject matter hereof and thereof. This Agreement can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought.  No action taken pursuant to this Agreement, including any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein.  The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

Section 7.5      Governing Law, Dispute Resolution.

(a)            This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York without regard to its conflicts of law principles thereof.

(b)            Any dispute, controversy or claim arising out of or relating to this Agreement or its subject matter shall be finally settled by arbitration. The place and seat of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in force (the “HKIAC Rules”). The number of arbitrators shall be three (3). Each Party shall appoint one arbitrator and the third arbitrator, who shall serve as chairperson of the arbitral tribunal, shall be selected by the mutual agreement of the first two arbitrators. Any arbitrator that is not so appointed shall instead be appointed in accordance with the HKIAC Rules. The language to be used in the arbitration proceedings shall be English. The award of the arbitral tribunal shall be final, conclusive and binding upon the Parties. Judgment upon any award may be entered and enforced in any court having jurisdiction over a Party or any of its assets. For the purpose of the enforcement of an award, the Parties irrevocably and unconditionally submit to the jurisdiction of any competent court and waive any defenses to such enforcement, including any defenses based on lack of personal jurisdiction or inconvenient forum.

Section 7.6      Notices. All notices, service of process and other communications under this Agreement shall be in writing and shall be deemed given (i) when delivered personally by hand (with written confirmation of receipt), (ii) when sent by email or (iii) one (1) Business Day following the day sent by overnight courier (with written confirmation of receipt), in each case at the following addresses and facsimile numbers (or to such other address or facsimile number as a party may have specified by notice given to the other party pursuant to this provision):

If to the Seller, to:

ReneSola Singapore Pte. Ltd.

1 CleanTech Loop #02-28
CleanTech One 637141
Singapore
Email: p.prakash@renesolaindia.com
Attention: Prakash Pathari

with copies (which shall not constitute notice) to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP
Suite 2101, Building C, Yintai Center, #2 Jianguomenwai Ave., Chaoyang District
Beijing 100022, P.R. China
Email: zliu@gunder.com; pqiu@gunder.com
Attention: Ms. Zhen Liu, Esq.; Mr. Peter Qiu, Esq.

If to the Company, to:

Renesola Ltd
3rd floor, 850 Canal St. Stamford, CT 06902 U.S.A.
Email: ke.chen@renesolapower.com
Attention: Ke Chen

with copies (which shall not constitute notice) to:

Kirkland & Ellis
26th Floor, Gloucester Tower,
The Landmark
15 Queen’s Road, Central
Hong Kong
Email: david.zhang@kirkland.com; rongjing.zhao@kirkland.com
Attention: Mr. David Zhang, Esq.; Ms. Rongjing Zhao, Esq.

Section 7.7      Severability. If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any Law or public policy, all other terms or provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to the Seller, on the one hand, or the Company, on the other hand. Upon such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.8      Binding Effect; Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any Person not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by any of the parties hereto, directly or indirectly (by operation of law or otherwise), without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void.

Section 7.9      Non-Recourse. Unless otherwise pursuant to this Agreement, no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of the Seller or any of its Affiliates shall have any Liability for any obligations or Liabilities of the Seller under this Agreement or the Seller Documents of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby. Unless otherwise pursuant to this Agreement, no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney or representative of the Company or any of its Affiliates shall have any Liability for any obligations or Liabilities of the Company under this Agreement or the Company Documents of or for any claim based on, in respect of, or by reason of, the transactions contemplated hereby and thereby.

Section 7.10      Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original copy of this Agreement and all of which, when taken together, shall be deemed to constitute one and the same agreement. Signed counterparts of this Agreement may be delivered by facsimile and by scanned PDF image.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date first written above.

RENESOLA LTD

By:	/s/ Martin Bloom
Name:	Martin Bloom
Title:	Director

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date first written above.

RENESOLA SINGAPORE PTE. LTD.

By:	/s/ Prakash Pathari
Name:	Prakash Pathari
Title:	Director

Exhibit A

TERMINATION AGREEMENT

THIS TERMINATION AGREEMENT (this “Agreement”) is made as of [●], 2022 by and among:

(1)	ReneSola Ltd, a British Virgin Islands business company with registered number 1016246 (the “Company”);

(2)	Shah Capital Opportunity Fund LP;

(3)	Mr. Xianshou Li (“Mr. Li”),

(4)	ReneSola Singapore Pte. Ltd., a company incorporated in Singapore (“ReneSola Singapore”), and

(5)	Champion Era Enterprises Limited, a British Virgin Islands company.

The parties listed above are referred to herein collectively as “Parties” and individually as a “Party.”

RECITALS

(A)	The Parties entered into that certain investor rights agreement (the “IRA”), dated as of October 2, 2019 which sets out, among others, certain covenants and agreements in respect of investors’ rights and obligations in the Company;

(B)	The Company and ReneSola Singapore intend to enter into a securities repurchase agreement (the “Securities Repurchase Agreement”), pursuant to which the Company will repurchase certain number of shares from Renesola Singapore; and

(C)	In connection with and as a closing deliverable at the closing of the transactions contemplated by the Securities Repurchase Agreement (the “Closing”), the Parties have agreed to enter into this Agreement and terminate the IRA.

WITNESSETH

NOW, THEREFORE, in consideration of the premises set forth above, the mutual promises and covenants set forth herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged (including, with respect to Mr. Li, consideration and benefits that he received through ReneSola Singapore, his wholly-owned subsidiary, under the Securities Repurchase Agreement), the Parties agree as follows:

1.	Termination. The Parties hereby agree that, the IRA, including all schedules, exhibits and appendices thereto, is hereby terminated in its entirety effective immediately on the date hereof, and shall be of no further force and effect, and none of the parties hereto shall have any further rights or obligations thereunder or with respect thereto. Each Party hereby waives and releases all rights, obligations, claims, and demands of any kind whatsoever that such Party ever had, now has or may have hereafter, under the IRA.

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2.	Other Covenants.

2.1	Certain Definitions. For purposes of this Section 2, the following terms shall have the meaning specified in this Section 2.1:

(a)	“Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person, and, for purposes of this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by Contract, as trustee or executor, or otherwise, and for purposes of Section 2, with respect to Mr. Li, his Affiliates shall include each of his relatives (including brother-in-laws and nephews), family members and each director appointed by Mr. Li to the board of the Company pursuant to the terms and conditions of the IRA.

(b)	“Business Day” means any weekday that the banks in the British Virgin Islands, Singapore, the Hong Kong S.A.R., the People’s Republic of China, and the United States of America are generally open for business.

(c)	“Confidential Information” means any and all information, in any form or medium, written or oral, concerning or relating to the Company or its subsidiaries (whether prepared by the Company, its subsidiaries, representatives or otherwise, and irrespective of the form or means of communication and whether it is labeled or otherwise identified as confidential), including all oral and written information relating to financial statements, projections, evaluations, plans, programs, customers, suppliers, facilities, equipment and other assets, products, processes, manufacturing, marketing, research and development, trade secrets, know-how, patent applications that have not been published, technology and other confidential information and intellectual property of the Company or its subsidiaries. In addition, “Confidential Information” shall be deemed to include all notes, analyses, studies, interpretations, memoranda and other documents, material or reports (in any form or medium) prepared by or on behalf of Mr. Li or its Affiliates or their respective representatives that contain, reflect or are based upon, in whole or part, the information of the Company or its subsidiaries.

(d)	“Contract” means any written servicing agreement, management agreement, remarketing agreement, support services agreement, purchase agreement, loan agreement, indenture, letter of credit (including related letter of credit applications and reimbursement obligations), mortgage, security agreement, pledge agreement, deed of trust, bond, note, guarantee, surety obligation, warranty agreement, license, franchise agreement, power of attorney, purchase order, sales order, lease or endorsement agreement, and any other written agreement, contract, instrument, obligation, plan, offer, commitment, arrangement or understanding to which a Person is a party or by which any of its properties or assets may be bound or affected, in each case as amended, supplemented, waived or otherwise modified.

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(e)	“Governmental Body” means any government or governmental, quasi-governmental or regulatory body thereof, or political subdivision thereof, whether foreign, federal, state, or local, or any agency, board, bureau, instrumentality or authority thereof, or any court, arbitrator, tribunal or other public body, including any tax authority, foreign exchange administration and securities regulatory commission.

(f)	“Law” means any federal, state, local or foreign law, statute, code, ordinance, rule or regulation having the force of law, declaration or agency requirement.

(g)	“Liability” means any debt, liability, commitment, obligation, demand or assessment of any kind, whether fixed, contingent or absolute, matured or unmatured, liquidated or unliquidated, accrued or not accrued, asserted or not asserted, known or unknown, determined, determinable or otherwise, whenever or however arising (including, whether arising out of any Contract or tort based on negligence or strict liability).

(h)	“Lien” means any lien, pledge, mortgage, security interest, charge, claim, lease, option, easement, servitude, right of first refusal, right of first offer or other restrictive covenant or agreement, voting trust or agreement, transfer restriction (other than transfer restrictions arising under applicable federal, state or foreign statutory Laws) or other similar restriction or encumbrance.

(i)	“Person” means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

(j)	“PRC” means the People’s Republic of China.

2.2	Lock-Up. Mr. Li agrees not to, and agrees to cause its Affiliates not to, without the prior written consent of the Company, (i) sell, offer to sell, contract or agree to sell, assign, lend, offer, encumber, donate, hypothecate, pledge, grant any option, right or warrant to purchase or otherwise transfer, dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, any Share or ADS beneficially owned by him immediately after the Closing (the “Lock-up Shares”), (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any of the Lock-up Shares, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (the actions specified in clauses (i)-(iii), collectively, “Transfer”) until ninety (90) days after the Closing. Notwithstanding the foregoing, such restriction shall not apply to (i) any repurchase initiated by the Company, and (ii) Transfer of any Lock-up Shares to an investor that is first introduced by the Company.

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2.3	Release. Other than any breach of this Agreement or the Securities Repurchase Agreement, this Agreement or otherwise pursuant to this Agreement or the Securities Repurchase Agreement, to the fullest extent permitted by law, each of the Parties hereto hereby releases and waives, and shall cause its Affiliates, its or its Affiliates’ respective current and former partners, officers, directors, employees, controlling persons, shareholders, representatives and agents to release and waive, any and all claims, causes of action, actions, proceedings, suits, judgments, Liens and executions, whether known or unknown claims and causes of action now or hereafter arising, whether in law or in equity (including attorneys’ fees), against the Company or its Affiliates or its or its Affiliates’ respective current and former partners, officers, directors, employees, controlling persons, shareholders, representatives and agents arising from, based upon or relating to (i) all matters of the Company and its subsidiaries occurred prior to the Closing, including the conduct of the Company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of the duties, powers, authorities or discretions in his or her position related to the Company by any of the Company, its Affiliates or its or its Affiliates’ respective current and former partners, officers, directors, employees, controlling persons, shareholders, representatives and agents prior to the Closing, and (ii) any account payables by the other parties to it or its Affiliates (other than, (x) amounts payable by Shah Capital Opportunity Fund LP to ReneSola Singapore pursuant to a certain stock purchase agreement entered into by and between Shah Capital Opportunity Fund LP and ReneSola Singapore on or about the date of this Agreement; and (y) in the case of ReneSola Singapore, any account payables by the Company and its subsidiaries to ReneSola Singapore or its Affiliates listed on Exhibit A hereto) (each of (i) and (ii), a “Released Matter”), and further covenants not to (x) initiate or conduct any investigation against, (y) initiate any proceeding whether in court or before a Governmental Body against, (z) report to or knowingly permit the prosecution by any Governmental Body against, any other Party, its Affiliates, its or its Affiliates’ respective current and former partners, officers, directors, employees, controlling persons, shareholders, representatives and agents for any loss, damage or Liability arising from, based upon or relating to any Released Matter.

2.4	Facilitation with Restructuring; Change of Registration and Record.

(a)	As promptly as practicable after the Closing (and in any event within thirty (30) days after the Closing), Mr. Li shall, and shall cause his Affiliates to take all such action within his or its power as may be necessary or appropriate to (i) effect the resignation of him and any of his Affiliates as legal representatives, directors, and officers of the Company or any of its Affiliates, (ii) complete and effectuate the change of registration or record with all applicable Governmental Body, reflecting such resignation, and (iii) notify key customers, key suppliers, joint venture partners, key distributors, key employees and creditors of the Company and its Affiliates about such resignation. Notwithstanding the foregoing, Mr. Li shall, and shall cause his Affiliates to submit all necessary applications and/or filings to the local branches of the State Administration of Market Regulation required to effect the change of legal representatives of the PRC subsidiaries of the Company (if applicable) from him and any of its Affiliates to parties designated by the Company within ten (10) Business Days after the Closing.

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(b)	Mr. Li shall, and he shall cause his Affiliates to use their respective best efforts to cooperate with and facilitate the Company and its subsidiaries with respect to restructuring of the PRC businesses of the Company, including providing assistance with any asset sale or internal restructuring of the Company.

2.5	Confidentiality; No Disparagement. Each of the Parties agrees that for a period of five (5) years after the Closing Date (as defined under the Securities Repurchase Agreement), it shall, and it shall cause its Affiliates to, keep any Confidential Information confidential and shall not disclose any Confidential Information to any third party without prior consent of the other Parties, except that such disclosure is required in legal proceedings, subpoena, civil investigative or any other similar process.

2.6	No Disparagement. Each of the Parties and their respective Affiliates agrees that for a period of five (5) years after the Closing Date (as defined under the Securities Repurchase Agreement), such Party shall not, and they shall cause their respective Affiliates not to, make any statement disparaging any of the other Parties, its subsidiaries or any of its officers, directors, employees, shareholders or other service providers, or any product or service offered by such Party or its subsidiaries in any manner.

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3.	Governing Law; Dispute Resolution. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York without regard to its conflicts of law principles thereof. Any dispute, controversy or claim arising out of or relating to this Agreement or its subject matter shall be finally settled by arbitration. The place and seat of arbitration shall be Hong Kong, and the arbitration shall be administered by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the HKIAC Administered Arbitration Rules then in force (the “HKIAC Rules”). The number of arbitrators shall be three (3). Each Party shall appoint one arbitrator and the third arbitrator, who shall serve as chairperson of the arbitral tribunal, shall be selected by the mutual agreement of the first two arbitrators. Any arbitrator that is not so appointed shall instead be appointed in accordance with the HKIAC Rules. The language to be used in the arbitration proceedings shall be English. The award of the arbitral tribunal shall be final, conclusive and binding upon the Parties. Judgment upon any award may be entered and enforced in any court having jurisdiction over a Party or any of its assets. For the purpose of the enforcement of an award, the Parties irrevocably and unconditionally submit to the jurisdiction of any competent court and waive any defenses to such enforcement, including any defenses based on lack of personal jurisdiction or inconvenient forum.

4.	Further Assurances. The Parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the intent of this Agreement.

5.	Miscellaneous. This Agreement may be executed and delivered (including by electronic transmission in PDF format or by facsimile transmission) in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement. If a provision of this Agreement is held to be unenforceable under applicable laws, such provision shall be excluded from this Agreement and the remainder of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

RENESOLA LTD

By:	Tan Wee Seng
Title:	Director

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

XIANSHOU LI

By:
Name: Xianshou Li

RENESOLA SINGAPORE PTE. LTD.

By:
Name:
Title:

CHAMPION ERA ENTERPRISES LIMITED

By:
Name:
Title:

[Signature Page to Termination Agreement]

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

SHAH CAPITAL OPPORTUNITY FUND LP

By:
	Name:	Himanshu H. Shah
	Title:	Managing General Partner

[Signature Page to Termination Agreement]

Exhibit A

Obligor	Obligee	Amount (RMB) Due from Obligor to Obligee
Renesola (Zhejiang) PV Power Co., Ltd. (浙江锐能智慧能源有限公司)	Zhejiang Yuhui Solar Energy Source Co., Ltd. (浙江昱辉阳光能源有限公司)	[***]
Yixing Rene Solar Power Co., Ltd. (宜兴市瑞尼光伏发电有限公司)	Zhejiang Yuhui Solar Energy Source Co., Ltd. (浙江昱辉阳光能源有限公司)	[***]
Zhejiang Rene New Energy Co., Ltd. (浙江瑞能新能源有限公司)	Zhejiang Yuhui Solar Energy Source Co., Ltd. (浙江昱辉阳光能源有限公司)	[***]
Sichuan Bobo Electric Power Engineering Ltd. (四川省波博电力工程有限公司)	Zhejiang Yuhui Solar Energy Source Co., Ltd. (浙江昱辉阳光能源有限公司)	[***]
Total		[***]

Exhibit B

Obligor	Obligee	Amount (RMB) Due from Obligor to Obligee
Renesola (Zhejiang) PV Power Co., Ltd. (浙江锐能智慧能源有限公司)	Zhejiang Yuhui Solar Energy Source Co., Ltd. (浙江昱辉阳光能源有限公司)	[***]
Yixing Rene Solar Power Co., Ltd. (宜兴市瑞尼光伏发电有限公司)	Zhejiang Yuhui Solar Energy Source Co., Ltd. (浙江昱辉阳光能源有限公司)	[***]
Zhejiang Rene New Energy Co., Ltd. (浙江瑞能新能源有限公司)	Zhejiang Yuhui Solar Energy Source Co., Ltd. (浙江昱辉阳光能源有限公司)	[***]
Sichuan Bobo Electric Power Engineering Ltd. (四川省波博电力工程有限公司)	Zhejiang Yuhui Solar Energy Source Co., Ltd. (浙江昱辉阳光能源有限公司)	[***]
Total		[***]